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                                                                   EXHIBIT 3.49



                        LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         COMMUNITIES FINANCE COMPANY, LLC


        This Limited Liability Company Agreement (this "Agreement") of Communities Finance Company, LLC (the "Company") is adopted effective as of October 31, 2000, by Bay Colony-Gateway, Inc. (the "Member").

        WHEREAS, the Company converted from a Delaware corporation into a Delaware limited liability company effective as of October 31, 2000 pursuant to the laws of the State of Delaware; and

        WHEREAS, the Member desires to operate the Company in accordance with the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, the Member has elected not to treat the limited liability company as a separate entity for federal income tax purposes.

        NOW, THEREFORE, the Member adopts this Agreement, as follows:

                                    SECTION I
                                  DEFINED TERMS

        The following capitalized terms shall have the meanings specified in this Section I. Other terms defined in the text of this Agreement shall have the meanings respectively ascribed to them.

        "ACT" means the Delaware Limited Liability Company Act, as amended from time to time.

        "AGREEMENT" means this limited liability company agreement, as amended from time to time.

        "CAPITAL CONTRIBUTION" means the total amount of cash and the fair market value of any other assets contributed (or deemed contributed under Regulation Section 1.704-1(b)(2)(iv)(d)) to the Company by the Member, net of liabilities assumed or to which the assets are subject.

        "CODE" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

        "INTEREST" means a Person's share of the profits and losses of, and the right to receive distributions from, the Company and such Person's right, if any, to participate in the management of the Company and vote on matters coming before the Company or the Member.



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        "INTEREST HOLDER" means any Person who holds an Interest, whether as a
Member or as an unadmitted assignee of a Member.

        "MANAGER" means the Person or Persons designated or elected to manage the operations and affairs of the Company, pursuant to Section 5 of this Agreement.

        "MEMBER" means each Person signing this Agreement and any Person who subsequently is admitted as a member of the Company.

        "OFFICER" means any Person that is appointed as an officer of the Company pursuant to Section 5.5 of this Agreement.

        "PERSON" means and includes an individual, corporation, partnership, limited partnership, association, limited liability company, trust, estate, governmental body or other entity.

        "REGULATIONS" means the Income Tax Regulations, including any temporary regulations, from time to time promulgated under the Code.

        "SECRETARY" means the Secretary of State of Delaware.

        "TRANSFER" means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means to voluntarily sell, hypothecate, pledge, assign, attach or otherwise transfer.

                                   SECTION II

                   FORMATION AND NAME; OFFICE; PURPOSE; TERM


        2.1 ORGANIZATION. Company has been organized as a limited liability company pursuant to the Act and shall be governed by the provisions of this Agreement. Articles of Organization have been prepared, executed and filed with the Office of the Secretary of State of Delaware.

        2.2 NAME OF THE COMPANY. The name of the Company shall be COMMUNITIES FINANCE COMPANY, LLC. The Company may do business under that name and under any other name or names which the Member desires and as permitted by the Act.

        2.3 PURPOSE. The Company is organized to carry on any lawful business, purpose or activity within the meaning of Act Section 18-106, including but not limited to the ownership, acquisition, management and disposition of real property and any interest therein, and to do any and all things necessary, convenient or incidental to that business, purpose or activity.

        2.4 TERM. The term of the Company shall be perpetual.

        2.5 REGISTERED OFFICE; PRINCIPAL PLACE OF BUSINESS. The registered office of the Company in the State of Delaware shall be located at 2711 Centerville Road, Suite 400,



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Wilmington, Delaware, or at any other place within the State of Delaware designated by the Member. The Member or any Manager may qualify the Company to do business in the State of Florida. The principal place of business of the Company shall be located at 24301 Walden Center Drive, Suite 300, Bonita Springs, Florida, 34134, or at such other place designated by the Member or Manager.

        2.6 REGISTERED AGENT. The name and address of the Company's registered agent in the State of Delaware are as set forth in the Certificate of Formation, as amended from time to time.

        2.7 MEMBER. The name and present mailing address of the Member is set forth on Exhibit A.

                                   SECTION III
                            MEMBER; RIGHTS; LIABILITY

        3.1 MEMBER'S RIGHTS. Except to the extent set forth in the Certificate of Formation or the Act, the Member shall not participate in the management or control of the Company or its business, or have the power to act for or bind the Company, said powers being vested solely and exclusively in the Manager.

        3.2 NO INTEREST ON CAPITAL CONTRIBUTION. The Member shall not be paid interest on its Capital Contribution.

        3.3 RETURN OF CAPITAL CONTRIBUTION. Except as otherwise provided in this Agreement, the Member shall not have the right to receive the return of any Capital Contribution.

        3.4 LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated for any such debt, obligation or liability of the Company solely by reason of being the Member.

        3.5 LOANS. The Member may make such loans to the Company as it may elect.

                                   SECTION IV
                                  DISTRIBUTIONS

        Except as otherwise provided in this Agreement, the timing and amount of all distributions shall be determined by the Managers.

                                    SECTION V
                      MANAGERS: RIGHTS, POWERS, AND DUTIES

        5.1 MANAGERS. The Company shall be managed by one or more Managers, who shall be elected by the Member. The number of Managers of the Company may be increased or decreased from time to time by the affirmative vote of the Member. Initially, the Company shall




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have two Managers, and the initial Managers shall be Don E. Ackerman and Al
Hoffman, Jr. If any Manager shall resign or refuse or cease to serve as a Manager, the Member shall promptly appoint another Person to replace such Manager. The Member may remove a Manager for any reason, at any time, and any resulting vacancy shall be filled promptly by the Member. A Manager may resign at any time by giving written notice to the Member and the Company. A resignation is effective upon the date such notice is given unless the notice specifies an effective date in the future. By its signature hereto, the Member consents to the appointment of the initial Managers.

        5.2 MANAGER'S POWERS. Except to the extent reserved to the Member in the Certificate of Formation or the Act, the Manager shall have the exclusive right to manage the operations and affairs of the Company, and to make all decisions regarding the business of the Company. Without limiting the generality of the foregoing, each Manager shall have the power and authority, on behalf of the
Company:

                5.2.1 To borrow money for the Company from banks or other lending institutions on such terms as the Manager deems appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums;

                5.2.2 To purchase liability and other insurance to protect the Company's property and business;

                5.2.3 To invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

                5.2.4 To execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company's property; assignments; bills of sale; leases; partnership agreements; operating agreements of other limited liability companies; and any other instruments or documents that are, in the opinion of a Manager, necessary to the ordinary conduct of the business of the Company;

                        5.2.5 To appoint Officers of the Company, pursuant to
                Section 5.5 hereof, and to employ agents and employees of the Company in connection with the business and purposes of the Company, including without limitation, the engagement of the auditors of the Company and legal counsel and to pay to such Officers, agents and employees reasonable compensation for services rendered to the Company;

                        5.2.6 To select depreciation and accounting methods and
                make other decisions with respect to the treatment of various transactions for federal income tax purposes;




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                        5.2.7 To make distributions to the Member in accordance
                with this Agreement;

                        5.2.8 To delegate the Manager's authority to qualified
                Persons; and

                        5.2.9 To establish such business strategies, reserves
                and other practices and to make such business decisions as the Manager in his sole discretion deems advisable for the operation of the Company, and to do all things which, in his sole judgment, are necessary, proper or desirable to carry out the aforementioned duties.

        5.3 ACTION WITHOUT MEETING. Any action required by the Act or this Agreement to be taken at a meeting of the Managers, or any other action which may be taken at a meeting of the Managers, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the Managers entitled to vote with respect to the subject matter thereof.

        5.4 COMPENSATION. Without the consent of the Member, no Manager shall be entitled to receive compensation for services performed for the Company. However, upon substantiation of the amount and purpose thereof, the Managers shall be entitled to reimbursement for expenses reasonably incurred in connection with the activities of the Company.

        5.5 OFFICERS. The Managers may from time to time select or discharge Officers to whom the Managers may assign such responsibilities relating to the day to day operations of the Company as the Managers determine to be appropriate or helpful. Notwithstanding the foregoing, no Officer shall have the power or authority to authorize or take any action on behalf of the Company or to bind the Company to any contract or agreement which is outside of the ordinary course of business, unless such action is specifically approved by a resolution of the Managers.

        5.6 LIABILITY AND INDEMNIFICATION.

                5.6.1 Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Manager.

                5.6.2 Exculpation. No Manager shall be liable to the Company or the Member or any other Manager, if any, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Manager on behalf of the Company and in a manner reasonably believed by the Manager to be within the scope of authority conferred on such Manager by this Agreement. A Manager shall be fully protected in relying upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Manager believes are within such other Person's competence including information, opinions, reports or statements as



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to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

        5.6.3 Indemnification. A Manager shall be indemnified by the Company for any loss, damage, cost or expense (including attorney's fees) (collectively, "Losses") incurred by such Manager by reason of any act or omission performed or omitted by such Manager on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Manager by this Agreement, or by reason of the Manager's status as a Manager of the Company, except that no Manager shall be entitled to be indemnified in respect of any Losses incurred by such Manager by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 5.6.3 shall be provided out of and to the extent of Company assets only, and the Member shall not have any personal liability with respect to such indemnity. Expenses (including legal fees) incurred by a Manager in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Manager to repay such amount if it shall be determined that the Manager is not entitled to be indemnified as authorized in this Section 5.6.

        5.6.4 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Manager shall deem reasonable, on behalf of the Manager and such other Persons as the Manager shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with the Managers and such other Persons as the Managers shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 5.6.3 above and containing such other procedures regarding indemnification as are appropriate.

5.7 POWER OF ATTORNEY.

        5.7.1 The Member constitutes and appoints the Managers as the Member's true and lawful attorney-in-fact ("Attorney-in-Fact"), and in the Member's name, place and stead, to make, execute, sign, acknowledge, and file all documents necessary to create the Company, to reflect any amendment or modification of this Agreement, to continue to qualify the Company as a Delaware limited liability company and to dissolve and terminate the Company.

        5.7.2 The foregoing power of attorney is irrevocable and is coupled with an interest, and, shall remain in effect for the longest duration permitted by applicable law. It also shall survive the Transfer of an Interest, except that if the transferee is approved for admission as a Member, this power of attorney shall survive the delivery of the


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        assignment for the sole purpose of enabling the Attorney-in-Fact to execute, acknowledge and file any documents needed to effectuate the substitution. A similar power of attorney shall be one of the instruments which the Managers shall require an assignee of the Member to execute as a condition of his admission as a substituted Member. The Member shall be bound by any representations made by the Attorney-in-Fact acting in good faith pursuant to this power of attorney, and the Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Attorney-in-Fact taken in good faith under this power of attorney.

                                   SECTION VI
            DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE COMPANY

        6.1 EVENTS OF DISSOLUTION. The Company shall be dissolved upon the written agreement of the Member.

        6.2 PROCEDURE FOR WINDING UP AND DISSOLUTION. If the Company is dissolved, the Member shall wind up its affairs. On winding up of the Company, the assets of the Company shall be distributed, first, to creditors of the Company, including Interest Holders who are creditors, in satisfaction of the liabilities of the Company, and then to the Interest Holders.

        6.3 FILING OF CERTIFICATE OF CANCELLATION. If the Company is dissolved, the Member shall promptly file a Certificate of Cancellation with the Secretary. If there is no Member, the Certificate of Cancellation shall be filed by the last Person to be a Member; if there is no Member, or a Person who last was a Member, the Certificate of Cancellation shall be filed by the legal or personal representatives of the Person who last was a Member.

                                   SECTION VII
                 BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS

        7.1 BANK ACCOUNTS. All funds of the Company shall be deposited in a bank account or accounts opened in the Company's name. The Managers shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

        7.2 BOOKS AND RECORDS. The Managers shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company's business. The books and records shall be maintained in accordance with sound accounting principles and practices.

        7.3 ANNUAL ACCOUNTING PERIOD. The annual accounting period of the Company shall be its taxable year. The Company's taxable year shall be the calendar year.


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        7.4 TITLE TO COMPANY PROPERTY.

               7.4.1 Except as provided in Section 7.4.2 of this Agreement, all real and personal property acquired by the Company shall be acquired and held by the Company in its name.

               7.4.2 The Managers may cause title to be acquired and held in its name or in the names of trustees, nominees, or straw parties for the Company. It is expressly understood and agreed that the manner of holding title to the Company's property (or any part thereof) is solely for the convenience of the Company, and all of that property shall be treated as Company property.

        7.5 TAX ELECTION. Notwithstanding any provision herein to the contrary, the Company shall not file Internal Revenue Service Form 8832 (or such alternative form then in effect for such purpose) to cause the Company to be treated as a corporation for federal income tax purposes in accordance with Treasury Regulation Section 301.7701-3. Furthermore, it is the intent of the Member that the Company shall have only one member within the meaning of Treasury Regulation Section 301.7701-3 so that it is not treated as an entity separate from its Member for federal income tax purposes.

                                  SECTION VIII
                               GENERAL PROVISIONS

        8.1 COMPLETE AGREEMENT. This Agreement constitutes the complete and exclusive statement of the Member. It supersedes all prior written and oral statements, including any prior representation, statement, condition, or warranty. This Agreement may not be amended without the written consent of the Member.

        8.2 APPLICABLE LAW. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

        8.3 SECTION TITLES. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

        8.4 BINDING PROVISIONS. This Agreement is binding upon, and inures to the benefit of, the Member and its heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns.

        8.5 TERMS. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.


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        8.6 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be considered severable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

        IN WITNESS WHEREOF, the Member has executed, or caused this Agreement to be executed effective as of the date first set forth above.

                               BAY COLONY-GATEWAY, INC., a Delaware corporation

                               By:  /s/ VIVIAN N. HASTINGS
                                    -------------------------------------

                               Its: SENIOR VICE PRESIDENT
                                    -------------------------------------


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                        LIMITED LIABILITY COMPANY AGREEMENT

                                   EXHIBIT A

                                     MEMBER

          NAME AND ADDRESS OF MEMBER

     BAY COLONY-GATEWAY, INC.
     24301 Walden Center Drive
     Suite 300.
     Bonita Springs, Florida, 34134



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